                                                    Registration No. 333-
                                                                         ------

                  UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               THE TITAN CORPORATION
               (Exact name of registrant as specified in its charter)

            DELAWARE                                 95-2588754
   (State or other jurisdiction        (I.R.S. Employer Identification No.)
of incorporation or organization)

                               3033 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121-1199
                (Address of principal executive offices)  (Zip code)

                       DELFIN SYSTEMS 1990 STOCK OPTION PLAN
                       DELFIN SYSTEMS 1988 STOCK OPTION PLAN
                              (Full title of the plan)

                                  IRA FRAZER, ESQ.
                SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               The Titan Corporation
                               3033 Science Park Road
                          San Diego, California 92121-1199
                      (Name and address of agent for service)

    Telephone number, including area code, of agent for service:  (619) 552-9500

     This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                          CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                  Proposed        Proposed
         Title of                                 Maximum         Maximum
        Securities                  Amount        Offering        Aggregate        Amount of
          to be                     to be          Price          Offering        Registration
        Registered              Registered(1)   per Share(2)        Price             Fee
-----------------------------------------------------------------------------------------------
Common Stock, par value $0.01      822,569         $5.09375     $4,189,960.80      $1,164.80


-----------------------------------------------------------------------------------------------

------------------------------

(1) The securities to be registered include options and rights to acquire such Common Stock issuable in connection with the Delfin Systems 1990 Stock Option Plan and the Delfin Systems 1988 Stock Option Plan (assumed from Maxim Technologies, Inc.).

(2) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457 of the Securities Act of 1933, as amended. The price is based upon the average of the high and low prices of the Common Stock on November 9, 1998 as reported on the New York Stock Exchange.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by The Titan Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

     (1) Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1997;

     (2) Registrant's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1998;

     (3) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

     (4)  Registrant's Current Report on Form 8-K dated January 7, 1998;

     (5)  Registrant's Current Report on Form 8-K dated March 9, 1998;

     (6)  Registrant's Current Report on Form 8-K/A dated March 10, 1998;

     (7)  Registrant's Current Report on Form 8-K/A dated August 13, 1998;

     (8) Registrant's Registration Statement on Form S-4 (No. 333-60122), as amended, filed on September 24, 1998;

     (9) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission by Electronic Memories and Magnetics Corporation, dated June 16, 1969; as amended by the Form 8 filed with the Commission by the Registrant on January 22, 1986, and the Form 8-B/A filed with the Commission by the Registrant on July 31, 1995, are hereby incorporated by reference in this Registration Statement except as superseded or modified herein;

    (10) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's By-laws provide for indemnification (to the full extent permitted by law) of directors, officers, and other agents of the Registrant against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is, or was, an officer, director, or agent of the Registrant. The Registrant also maintains directors and officers liability insurance coverage and has entered into indemnification agreements with its directors and officers.

     Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

     These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8.   EXHIBITS

     See Exhibit Index.

ITEM 9.   UNDERTAKINGS

     (a)  RULE 415 OFFERING

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 6, 1998.

                                               THE TITAN CORPORATION



                                               By: /s/ Ira Frazer
                                                  -----------------------------
                                                   Ira Frazer, Esq.
                                                   Senior Vice President,
                                                   General Counsel and Secretary

                                 POWER OF ATTORNEY

     Each of the undersigned officers and directors of The Titan Corporation, hereby constitutes and appoints Ira Frazer, Esq. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1998.

SIGNATURE                               TITLE


/s/ J.S. WEBB
--------------------------
J.S. Webb                          Chairman of the Board of Directors


/s/ GENE W. RAY
--------------------------
Gene W. Ray                        President and Chief Executive Officer


/s/ ERIC M. DEMARCO
--------------------------
Eric M. DeMarco                    Senior Vice President and Chief Financial
                                   Officer


/s/ DEANNA H. PETERSEN
--------------------------
Deanna H. Petersen                 Corporate Controller and Vice President


/s/ CHARLES R. ALLEN
--------------------------
Charles R. Allen                   Director


/s/ JOSEPH F. CALIGIURI
--------------------------
Joseph F. Caligiuri                Director


/s/ DANIEL J. FINK
--------------------------
Daniel J. Fink                     Director


/s/ ROBERT E. LABLANC
--------------------------
Robert E. LaBlanc                  Director


/s/ THOMAS G. POWNALL
--------------------------
Thomas G. Pownall                  Director


/s/ ROBERT HANISEE
--------------------------
Robert Hanisee                     Director


/s/ JAMES ROTH
--------------------------
James Roth                         Director

                                    EXHIBIT INDEX

EX. #     DESCRIPTION

4.1       Delfin Systems 1990 Stock Option Plan

4.2       Delfin Systems 1988 Stock Option Plan (Assumed from Maxim
          Technologies Inc.)

5         Opinion re: legality

23.1      Consent of Ira Frazer (included in Exhibit 5)

23.2      Consent of Independent Public Accountants

23.3      Consent of Independent Public Accountants

23.4      Consent of Ernst & Young LLP

24        Power of Attorney